Exhibit 5.1

NEW YORK		BALTIMORE
LONDON		WILMINGTON
SINGAPORE	FIRM and AFFILIATE OFFICES	MIAMI
PHILADELPHIA		BOCA RATON
CHICAGO		PITTSBURGH
WASHINGTON, DC		NEWARK
SAN FRANCISCO		LAS VEGAS
SILICON VALLEY		CHERRY HILL
SAN DIEGO	www.duanemorris.com	LAKE TAHOE
BOSTON		MYANMAR
HOUSTON		OMAN
LOS ANGELES		A GCC REPRESENTATIVE OFFICE
HANOI		OF DUANE MORRIS
HO CHI MINH CITY
ATLANTA		MEXICO CITY
ALLIANCE WITH
MIRANDA & ESTAVILLO

August 15, 2014

Hill International, Inc.

303 Lippincott Centre

Marlton NJ  08053

Re:                             Hill International, Inc. — Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Hill International, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 15, 2014 under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the issuance and sale from time to time by the Company on a delayed or continuous basis pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of up to 20,000,000 shares of common stock, $0.0001 par value, of the Company (“Common Stock”) and as may be issued as a result of any stock split, stock dividend, recapitalization or similar event (the “Indeterminate Securities”).  The Common Stock and the Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

In connection with this letter we have examined the Registration Statement.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, such agreements, certificates of public officials, and certificates of officers or other representatives of the Company, and such other documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

DUANE MORRIS LLP
30 SOUTH 17TH STREET PHILADELPHIA, PA 19103-4196	PHONE: +1 215 979 1000 FAX: +1 215 979 1020

In our examination, we have assumed:  (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such documents; (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, instruments, certificates and other documents we have reviewed; and (f) the absence of any undisclosed modifications to the documents reviewed by us.  As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

In rendering the opinions expressed herein, we have assumed that:  (i) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective and will comply with all then applicable laws and regulations and such effectiveness shall not have been terminated or rescinded; (ii) an applicable prospectus supplement will have been prepared and timely filed with the Commission describing the Offered Securities; (iii) all Offered Securities will be issued and sold in compliance with then applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) with respect to an underwritten offering, a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will be duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) there will be sufficient Common Stock authorized under the Amended and Restated Certificate of Incorporation of the Company as in effect at the time of the offering of Offered Securities and not otherwise reserved for other issuance; and (vi) with respect to any Offered Securities, any other proceedings that are required by then applicable laws will be timely and properly completed in connection with such offering.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that when (i) a prospectus supplement and any other offering materials with respect to the Offered Securities will have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder then applicable, (ii) appropriate corporate action by the Company’s Board of Directors or a duly authorized committee thereof will have been taken to authorize the issuance of Offered Securities, (iii) any legally required consents, approvals, authorizations and orders of the Commission and any other regulatory authorities will have been obtained, (iv) Offered Securities will have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with such corporate action, and (v) all of the foregoing actions will have been taken so as not to violate any then applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement, restriction or order imposed by any court or governmental body having jurisdiction over the Company, then, upon the happening of such events, such Offered Securities will be validly issued, fully paid and non-assessable.

We express no opinion under, or view with respect to, either directly or indirectly, laws other than the laws of the State of Delaware.  The Offered Securities may be issued from time to time on a delayed or continuous basis, and the opinions expressed herein are limited to the foregoing laws, including applicable rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect and to the facts as they presently exist.

We hereby consent to the filing of this letter with the Commission as an exhibit to the Registration Statement.  We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.  The opinions in this letter are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Sincerely,

/s/ DUANE MORRIS LLP